Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-196609) of Blue Capital Reinsurance Holdings Ltd. of our report dated March 11, 2015 relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers Ltd.
Hamilton, Bermuda
March 8, 2016